EXHIBIT 21 - SUBSIDIARIES
Year ended December 31, 2000



                                                             Place of
                                                             Incorporation and
Name of Subsidiary or Entity                                 Management
--------------------------------------------------------------------------------
Polaroid A.G.                                                Switzerland
Polaroid A/S                                                 Denmark
Polaroid Asia Pacific International Inc.                     Delaware
Polaroid Asia Pacific Limited                                Delaware
    Polaroid Industry China Limited                          China
    Polaroid of Shanghai Limited                             China
Polaroid Aktiebolag                                          Sweden
Polaroid Australia Pty. Limited                              Australia
Polaroid Commerce GmbH                                       Luxembourg
Polaroid Canada Inc.                                         Canada
Polaroid Latin America Corporation                           Delaware
    Polaroid del Peru S.A.                                   Peru
    Polaroid de Argentina S.A.                               Argentina
    Polaroid de Venezuela S.A.                               Venezuela
    Polaroid do Brazil Ltda                                  Brazil
Polaroid Contracting CV                                      Bermuda
Polaroid Espana, S.A.                                        Spain
Polaroid Eyewear Inc.                                        Delaware
    Polaroid Eyewear A.G. (Switzerland)                      Switzerland
    Polaroid Eyewear Espana S.A.                             Spain
    Polaroid Eyewear (France) EURL                           France
    Polaroid Eyewear (Sweden) AB                             Sweden
    Polaroid Eyewear GmbH (Austria)                          Austria
    Polaroid Eyewear (Nederlands) B.V.                       Netherlands
Polaroid Eyewear UK Limited                                  United Kingdom
Polaroid Far East Limited                                    Hong Kong
Polaroid Foundation, Inc.                                    Delaware
Polaroid Gesellschaft mit beschrankter Haftung               Germany
Polaroid Gesellschaft m.b.H.                                 Austria
Polaroid India Private Limited                               India
Polaroid ID Systems Inc.                                     Delaware


                                                             Place of
                                                             Incorporation and
Name of Subsidiary or Entity                                 Management
--------------------------------------------------------------------------------
Polaroid International B.V.                                  Netherlands
    Darfilm Ticaret ve Sanayi A.S.                           Turkey
    Polaroid (Belgium) N.V.                                  Belgium
    Polaroid (Europa) B.V.                                   Netherlands
    Polaroid (France) S.A.                                   France
    Polaroid Graphics Imaging B.V.                           Netherlands
    Polaroid (Italia) S.p.A.                                 Italy
    Polaroid Nederland B.V.                                  Netherlands
    Polaroid Trading B.V.                                    Netherlands
    Polaroid Polska Sp. zo.o.                                Poland
    Photographic Supplies S.R.C.                             Czech Republic
    Polaroid Hungary Kft.                                    Hungary
    Polaroid Eyewear (Italia) S.r.l.                         Italy
Nippon Polaroid Kabushiki Kaisha                             Japan
Polaroid Malaysia Limited                                    Delaware
Polaroid de Mexico S.A. de C.V.                              Mexico
Polaroid (Norge) A/S                                         Norway
Polaroid Oy                                                  Finland
Polaroid Singapore Private Limited                           Singapore
Polaroid (U.K.) Limited                                      United Kingdom
    Polaroid Leasing, Ltd.                                   United Kingdom
Inner City, Inc.                                             Delaware
PRD Capital Inc.                                             Delaware
PRD Investment Inc.                                          Delaware
PRD Management Limited                                       Bermuda
PRD Overseas Limited                                         Bermuda
Polaroid Digital Solutions, Inc.                             Delaware



Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.